EXHIBIT 99.1

Mativ Appoints Scott Minder as New Chief Financial Officer

Minder Brings 30+ Years of Financial Leadership and Proven Track-Record of Reducing Leverage,

Generating Cash Flow, and Driving Profitability in Public and Private Companies

ALPHARETTA, Ga.– December 16, 2025 – Mativ Holdings, Inc. (“Mativ” or the “Company”) (NYSE: MATV) today announced the appointment of Scott Minder as Chief Financial Officer, effective January 1, 2026. Mr. Minder will succeed Greg Weitzel, who will remain with the Company through December 31, 2025.

Minder is an accomplished financial executive with more than 30 years of experience leading finance, treasury and investor relations functions for global companies across the industrial, manufacturing and automotive sectors. Most recently, Minder served as SVP, Chief Financial Officer and Treasurer for Hyster-Yale, Inc. (NYSE: HY), a global manufacturer of industrial equipment. In that role, Minder led a successful financial turnaround, strengthened the balance sheet through significant deleveraging, executed multiple credit rating upgrades, and led a transformation of the finance function. Minder previously held financial leadership roles at ATI (NYSE: ATI), PPG Industries (NYSE: PPG), Penske Logistics, and General Motors (NYSE: GM).

“Scott is a seasoned public company CFO with a demonstrated record of strengthening financial performance, enhancing profitability and achieving strategic objectives,” said Shruti Singhal, President and CEO of Mativ. “We are thrilled to welcome Scott to Mativ and look forward to leveraging his expertise as we continue to strengthen our balance sheet, drive enhanced commercial execution and accelerate profitable growth. Scott’s financial acumen and turnaround experience will make him an invaluable addition to our executive leadership team, and I am confident that under Scott’s financial leadership, Mativ will continue to successfully execute our strategic priorities and deliver long-term value for our shareholders. I’d also like to thank Greg for his many years of service to our organization and his financial leadership since the merger. On behalf of the Board and the entire Mativ team, we are grateful for his significant contributions to our success, and we wish him all the best in what lies ahead.”

“I am excited to join Mativ’s dynamic leadership team at this pivotal time,” said Minder. “The Company’s turnaround efforts, accelerating over the last few quarters, are impressive. I am eager to build on the team’s success, provide financial leadership and help to increase momentum into Mativ’s next growth phase as the Company continues to strengthen its balance sheet and deliver long-term shareholder value.”

About Mativ

Mativ Holdings, Inc. is a global leader in specialty materials, solving our customers’ most complex challenges by engineering bold, innovative solutions that connect, protect and purify our world. Headquartered in Alpharetta, Georgia, we manufacture on three continents and generate sales in over 80 countries through our family of business-to-business and consumer product brands. The company’s two operating segments, Filtration & Advanced Materials and Sustainable & Adhesive Solutions, target premium applications across diversified and growing categories. Our broad portfolio of technologies combines polymers, fibers and resins to optimize the performance of our customers’ products across multiple stages of the value chain. Our leading positions are a testament to our best-in-class global manufacturing, supply chain and materials science capabilities. We drive innovation and enhance performance, finding potential in the impossible.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”) that are subject to the safe harbor created by the Act and other legal protections. Forward-looking statements include, without limitation, those regarding the Company’s strategic priorities, commercial execution, and delivery of profitable growth. These forward-looking statements are prospective in nature and not based on historical facts, but rather on current expectations, and caution is given to investors that any forward-looking statements are not guarantees or indicative of future performance. These forward-looking statements rely on a number of assumptions concerning future events and are subject to risks, uncertainties and other factors, many of which are outside the Company’s control and could cause actual results to materially differ from such statements. For a more detailed discussion of these factors, also see the information under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent annual report on Form 10-K for the year ended December 31, 2024 and any material updates to these factors contained in any of the Company’s future filings with the U.S. Securities and Exchange Commission. Unless specifically required by law, the Company assumes no obligation to update or revise these forward-looking statements to reflect new events or circumstances.

Contact

Chris Kuepper, IRC

Director, Investor Relations

+1-770-569-4229